ADDENDUM TO THE AGREEMENT

THIS ADDENDUM is dated for reference December 10, 2004:

BY AND BETWEEN THE PARTIES:

Avalon Gold Corporation (A Nevada Corporation)
Suite 806 – 1288 Alberni St.
Vancouver, British Columbia
V6E 4N5	SELLER OF THE FIRST PART

AND

Golden Spirit Mining Ltd. (A Delaware Corporation)
Suite 806 – 1288 Alberni St.
Vancouver, British Columbia
V6E 4N5	PURCHASER OF THE SECOND PART

FURTHER TO THE ORIGINAL AGREEMENT DATED FOR REFERENCE 10TH DAY OF NOVEMBER, 2004:

The following clauses are amended to read as follows:

1	GRANT

1.1	“ In consideration of the Purchaser allotting, issuing and delivering to the Seller ……. $750,000 on or before December 10, 2004 “ shall be replaced with December 24, 2004.

4	THE PARTICIPATION AGREEMENT

4.1

“ In the event that the Purchaser exercises the right to purchase granted hereunder and pays the Purchase Price to the Seller on or before December 10, 2004 ….” shall be replaced with December 24, 2004 …….

ADDITIONAL CONSIDERATION

Further, in consideration of extending the due dates to Decemmber 24, 2004, the Purchaser will allot, issue and deliver to the Seller on execution of this addendum 1,000,000 non-refundable restricted 144 shares in the capital stock of the Purchaser within 2 business days.

IN WITNESS WHEREOF the parties hereto have hereunto executed these presents as of the day and year first above written.

AVALON GOLD CORPORATION

Per: ____________________________
        Authorized Signatory

GOLDEN SPIRIT MINING LTD.

Per: ____________________________
        Authorized Signatory